UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 30, 2012

AVANTAIR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51115	20-1635240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4311 General Howard Drive, Clearwater, Florida 33762

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (727) 539-0071

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Senior Secured Convertible Promissory Notes and Warrants

On November 30, 2012, Avantair, Inc. (the “Company”) entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) providing for the issuance of an aggregate of up to $10.0 million in principal amount of senior secured convertible promissory notes (the “Notes”) and warrants to purchase up to an aggregate of 40,000,000 shares of the common stock (the “Warrants”) at an initial and additional closings (the “Financing”). At the initial closing, which occurred on November 30, 2012, the Company issued an aggregate of $2.8 million in aggregate principal amount of Notes and warrants to purchase an aggregate of 11,200,000 shares to certain members of, and an affiliate of a member of, the Company’s Board of Directors (the “Holders”). The securities offered will not be and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

The Senior Secured Convertible Promissory Notes

The Notes will bear interest at an initial rate of 2.0% per annum. If the Company is unsuccessful in obtaining stockholder approval by March 31, 2013 to increase the Company’s authorized shares of common stock so that a sufficient number of shares are reserved for the conversion of the Notes, then the interest rate will increase to 12.0% per annum until such stockholder approval is obtained. The Company has agreed to use best efforts to obtain such stockholder approval.

Holders of the Notes may optionally elect to convert all outstanding principal and accrued but unpaid interest on the Notes into shares of common stock at a conversion price of $0.25 per share. To the extent that there are not adequate authorized shares of common stock to effect the optional conversion, the Holders of Notes who elect to convert may convert Notes representing a portion of the number of authorized shares of common stock available for issuance upon such conversion. The Company may prepay the Notes on or after the second anniversary of the issuance of the Notes upon 30 days written notice to the Holders of the Notes.

The principal amount of the Notes plus accrued interest will be due and payable three years after the issuance date of the Notes, or November 30, 2015, unless the Notes are earlier converted or an event of default or liquidation event occurs. An “event of default” occurs, in certain cases following a cure period or declaration by the Holders, if: the Company’s fails to pay any principal or interest when due under the Note; the Company materially breaches any covenant, representation or warranty under the Financing documents; certain bankruptcy related events occur; the Company admits in writing that it is generally unable to pay its debts as they become due; or the Company ceases the operation of its business without the consent of Holders of a majority of the Notes. Upon an event of default, in such case following any applicable cure period or applicable declaration by the Holders, or liquidation event, the Notes will become due and payable.

In addition, Holders of the Notes are entitled to certain anti-dilution protections for issuances of certain securities of the Company at a price less than 75% of the then current conversion price.

Warrants to Purchase Common Stock

The Warrants to purchase common stock are initially exercisable at an exercise price of $0.50 per share, which exercise price is subject to certain anti-dilution protections for issuances of certain securities of the Company at a price less than 75% of the then current exercise price. The Warrants are not exercisable, however, unless a sufficient number of authorized shares of common stock are available for the exercise of the Warrants. The Company has agreed to use best efforts to obtain stockholder approval to increase the number of authorized shares so that a sufficient number will be reserved for issuance upon exercise of the Warrants. Each Warrant expires on the date that is five years following the date the Warrant is issued, or November 30, 2017.

Security Agreement

In connection with the Financing, on November 30, 2012 the Company entered into a Security Agreement with Barry Gordon, a director of the Company, to serve as the initial collateral agent under the Security Agreement on behalf of the Holders. Under the Security Agreement, the Company granted to the Holders of the Notes a first priority security interest in substantially all of the assets of the Company that are not otherwise encumbered and excluding all aircraft, fractional ownership interests in aircraft, restricted cash, deposits on aircraft and flight hour cards.

Registration Rights Agreement

In connection with the Financing, on November 30, 2012, the Company entered into a Registration Rights Agreement with the Holders of the Notes and Warrants pursuant to which the Company has agreed to register under the Securities Act of 1933, as amended, the shares of common stock issuable upon conversion of the Notes. The Company is required to file such resale registration statement on Form S-1 (or Form S-3 if the Company is eligible to use Form S-3) under most circumstances within 180 days after January 15, 2013. If the Company has not obtained stockholder approval to increase the number of authorized shares of common stock to an amount sufficient for the issuance of the shares of common upon conversion of the Notes, the Company will register the number of shares available for issuance and the Company will use best efforts to register the additional shares within 180 days following the Company obtaining such stockholder approval.

The foregoing description of the Financing is only a summary of its material terms and does not purport to be complete. A copy of the Purchase Agreement, the form of Note, the form of Warrant, the Security Agreement and the Registration Rights Agreement are attached hereto as Exhibits 10.1 through 10.5, respectively, and are incorporated herein by reference.

Amendment No. 1 to Restricted Stock Agreement and Warrant

As previously reported in the Company’s Form 10-Q for the quarterly period ended September 30, 2012, effective September 28, 2012, the terms of the Company’s management agreements with certain entities (collectively, “LW Air”) controlled by Lorne Weil, a director of the Company, were amended to irrevocably reduce the owner’s monthly proceeds pursuant to each of the aircraft management agreements by $25,000 per month for a period of twelve consecutive months beginning in August 2012, or $0.3 million per aircraft, the aggregate reduction of LW Air’s monthly proceeds totaling $1.5 million, with respect to all five of the aircraft owned by LW Air. Simultaneous with this transaction, the Company entered into a Restricted Stock Agreement (the “LW Restricted Stock Agreement”), dated as of September 28, 2012, pursuant to which the Company issued to LW Air 2,000,000 shares of common stock at a price of $0.75 per share, subject to certain antidilution rights, for an aggregate value of $1.5 million.

On November 30, 2012, the Company entered into Amendment No. 1 to Restricted Stock Agreement (“Amendment No. 1”) with the LW Entities. The LW Restricted Stock Agreement provided that the shares issued would be entitled to antidilution protections, which would have required the issuance of additional shares to LW Air in connection with the Financing. Amendment No. 1 provides for, among other things, revised antidilution rights so the antidilution provisions in the LW Restricted Stock Agreement would not apply in connection with the Financing; the issuance of 4,000,000 additional shares of common stock to LW Air on November 30, 2012 and warrants to purchase an aggregate of 6,000,000 shares of common stock (the “Additional LW Warrant”) on November 30, 2012, in substantially the same form as the Warrants issued in the Financing.

On December 5, 2012, Lorne Weil, a director of the Company, filed a Schedule 13D which indicated that the shares beneficially owned by him is 31.35%. This percentage does not include the Note and Warrant issued to the A. Lorne Weil 2006 Irrevocable Investment Trust (the “Weil Trust”), a Delaware trust with an independent corporate trustee of which Mr. Weil, his spouse and his descendants are among the beneficiaries. The Note having a principal amount of $2,000,000 issued to the Weil Trust is convertible into 8,000,000 shares of common stock and the Warrant issued to the Weil Trust is exercisable for 8,000,000 shares, but the Note is convertible and the Warrant is exercisable only if a sufficient number of shares of common stock are authorized and reserved for issuance under the Note and the Warrant, respectively.

The foregoing description of Amendment No. 1 and the Additional LW Warrant is only a summary of their material terms and does not purport to be complete. A copy of Amendment No. 1 and the Additional LW Warrant are attached hereto as Exhibits 10.6 and 10.7, respectively, and are incorporated herein by reference.

Amendment No. 1 to Amended and Restated Warrant

As previously reported in the Company’s Form 10-Q for the quarterly period ended September 30, 2012, effective September 28, 2012, LW Air and the Company amended the management agreements for each aircraft managed by the Company and owned by LW Air so that the Company is not required to pay the owner additional amounts unless usage of the aircraft exceeds 1,350 hours per year, retroactive to the beginning of each management agreement. Simultaneous with this transaction, the Company issued an Amended and Restated Warrant (the “LW Warrant”) to Lorne Weil, a director of the Company, to purchase 2,373,620 shares of common stock at an exercise price of $1.00 per share.

On November 30, 2012, the Company entered into Amendment No. 1 to Amended and Restated Warrant (the “Warrant Amendment”) with Lorne Weil, a director of the Company. The LW Warrant provided certain anti-dilution protections, which would have been triggered in connection with the Financing. The Warrant Amendment provides for, among other things, revised antidilution rights so the antidilution provisions set forth in the LW Warrant would not apply in connection with the Financing; a reduction in the exercise price to $0.50 per share; and an increase in the number of shares of common stock issuable upon exercise of the LW Warrant to 3,560,430 shares of common stock.

The foregoing description of the Warrant Amendment is only a summary of its material terms and does not purport to be complete. A copy of the Warrant Amendment is attached hereto as Exhibit 10.8 and is incorporated herein by reference.

Amended and Restated Restricted Stock Agreement and Warrant

As previously reported in the Company’s Form 10-Q for the quarterly period ended September 30, 2012, in July 2012, the Company entered into a ten year lease agreement with Midsouth, which is controlled by Hugh Fuller, for $4.6 million, related to one used Piaggio Avanti II aircraft (“July Aircraft Lease”). In conjunction with the July Aircraft Lease, Midsouth agreed to reduce the principal of the aircraft by $300,000 in exchange for 200,000 shares of fully-vested restricted stock issued to Mr. Fuller, pursuant to which the Company entered into a Restricted Stock Agreement (the “HF Restricted Stock Agreement”), dated as of August 16, 2012.

In addition to the July Aircraft Lease, the Company is currently a party to various lease agreements with Midsouth, Hugh Fuller, or other entities controlled by Hugh Fuller for the lease of six additional aircraft (“Additional Aircraft Leases”). The Additional Aircraft Leases are previously described in the Company’s Form 10-Q for the quarterly period ended September 30, 2012. The original terms of the Additional Aircraft Leases range from fifteen (15) months to one hundred twenty (120) months and the aggregate monthly lease payments for the Additional Aircraft Leases and the July Aircraft Lease (collectively “HF Aircraft Leases”) total approximately $528,000.00.

On November 30, 2012, the Company entered into an Amended and Restated Restricted Stock Agreement with Mr. Fuller (the “Amended HF Restricted Stock Agreement”), which amended and restated the HF Restricted Stock Agreement. Under the Amended HF Restricted Stock Agreement, Mr. Fuller agreed to the reduction in the principal amount of lease payments under the HF Aircraft Leases in the aggregate amount of $1,800,000, totaling a reduction in lease payments in the amount of $200,000 per month beginning in November 2012 through January 2013, and $100,000 per month reduction for twelve consecutive months thereafter. Pursuant to Amendment No. 1 to the N180HM lease agreement, Mr. Fuller also agreed to extend the term of the lease for an additional sixty (60) months, or until November 30, 2017, on similar terms, except that Mr. Fuller shall have the sole option to terminate the lease agreement and sell the aircraft and the Company agrees that it shall issue to Mr. Fuller a number of Units (as defined below) equal to the result of dividing (A) the difference between $1,500,000.00 and the numerical value of the then current payoff amount as outlined in the lease agreement for the aircraft by (B) 0.25. For purposes of this provision, a Unit shall consist of one share of the Company’s common stock (the “Issued Stock”) (subject to adjustment as described below) and one warrant to purchase a share of the Company’s common stock at $0.50 (a “Warrant Share”). Mr. Fuller also agreed to extend the term of the Floor Plan Finance Agreement originally entered into in September 2011 for an additional eight (8) months, or until August 30, 2013. In consideration of the foregoing, the Company issued 8,200,000 shares of common stock to Mr. Fuller as well as a warrant (the “HF Warrant”) to purchase 8,400,000 shares of common stock in substantially the same form as the Warrants issued in the Financing. The Amended HF Restricted Stock Agreement also contains certain antidilution protections.

Warrant Agreement

On November 30, 2012, the Company issued a Warrant (the “HF Overfly Warrant”) to Hugh Fuller, to purchase 645,200 shares of common stock at an exercise price of $0.50 per share. The HF Overfly Warrant was issued in lieu of paying additional amounts owed to Mr. Fuller pursuant to certain Additional Aircraft Leases as a result of the aircraft exceeding certain hourly usage limitations.

The foregoing description of the Amended HF Restricted Stock Agreement, the HF Warrant, Amendment No. 1 to the N180HM lease agreement and HF Overfly Warrant is only a summary of their material terms and does not purport to be complete. A copy of the Amended HF Restricted Stock Agreement and HF Warrant is attached hereto as Exhibits 10.9, 10.10, 10.11, and 10.12, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sale of Equity Securities.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 7.01 Regulation FD Disclosure.

On December 6, 2012, the Company delivered an investor presentation (the “Investor Presentation”) to certain investors and on December 6, 2012, the Company issued a press release announcing the initial closing of the Financing (the “Press Release”). The Investor Presentation and the Press Release are attached as Exhibits 99.1 and 99.2 hereto and are incorporated by reference into this Item 7.01.

The information provided pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing or other document filed by the Company pursuant to the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document. The information provided pursuant to this Item 7.01 shall instead be deemed “furnished.”

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Note and Warrant Purchase Agreement, dated as of November 30, 2012, by and among the Company and the purchasers named therein.

10.2	Form of Senior Secured Convertible Promissory Note issued by the Company.

10.3	Form of Warrant issued by the Company.

10.4	Security Agreement, dated as of November 30, 2012, by and among the Company and Barry Gordon, as Collateral Agent.

10.5	Registration Rights Agreement, dated as of November 30, 2012, by and among the Company and the investors party thereto.

10.6	Amendment No. 1 to Restricted Stock Agreement, dated as of November 30, 2012, issued by the Company to LW Air.

10.7	Warrant issued by the Company to LW Air on November 30, 2012.

10.8	Amendment No. 1 to Amended and Restated Warrant, dated as of November 30, 2012, issued by the Company to Lorne Weil.

10.9	Amended and Restated Restricted Stock Agreement, dated as of November 30, 2012, issued by the Company to Hugh Fuller.

10.10	Warrant issued by the Company to Hugh Fuller on November 30, 2012.

10.11	Warrant issued by the Company to Hugh Fuller on November 30, 2012.

10.12	Amendment No. 1 to the N180HM Aircraft Lease Agreement, dated as of November 30, 2012, by and among the Company and Clear Aircraft, Inc.

99.1	Avantair, Inc. Investor Presentation, dated December 6, 2012.

99.2	Press Release announcing the initial closing of the Financing, dated December 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANTAIR, INC.

Date: December 6, 2012	By:	/s/ Steven Santo
Steven Santo
Chief Executive Officer